As filed with the Securities and Exchange Commission on May 7, 1999.
                         File No. 333-________

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549
                         ______________________

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                        _______________________

                  INDUSTRIAL DISTRIBUTION GROUP, INC.
          (Exact Name of Issuer as Specified in its Charter)

            Delaware                               58-2299339
    (State or Other Jurisdiction of             (I.R.S. Employer
     Incorporation or Organization)          Identification Number)

                        950 E. Paces Ferry Road
                              Suite 1575
                        Atlanta, Georgia 30326
                            (404) 949-2100
----------------------------------------------------------------------
(Address and Telephone Number of Issuer's Principal Executive Offices)

   Industrial Distribution Group, Inc. Management Incentive Program
   ----------------------------------------------------------------
                       (Full Title of the Plan)

                            Jack P. Healey
           Senior Vice President and Chief Financial Officer
                        950 E. Paces Ferry Road
                              Suite 1575
                        Atlanta, Georgia 30326
                            (404) 949-2100
-------------------------------------------------------------------------------
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                              Copies to:
                         W. Randy Eaddy, Esq.
                        Kilpatrick Stockton LLP
                      1100 Peachtree Street, N.E.
                      Atlanta, Georgia 30309-4530
                            (404) 815-6500

                                                         Calculation of Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
                                                            Proposed Maximum             Proposed Maximum
    Title of Securities            Amount to                 Offering Price                 Aggregate                Amount of
     to be Registered            be Registered                Per Share <F1>              Offering Price          Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
       Common Stock            250,000 shares <F2>             $1,523,438                   $1,523,438                  $424
----------------------------------------------------------------------------------------------------------------------------------

<F1> Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on $6.09375, the average of the high and low prices on the New York Stock Exchange on May 3, 1999.

<F2>  Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends, or similar transactions.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents are incorporated by reference into this registration statement (the "Registration Statement") and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Registrant's Form 10-K dated March 31, 1999 and Form 8-K/A dated August 18, 1998 (Commission File Number 000-
          13195).

     (2)  All other reports filed by the Registrant pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998.

     (3) The description of the Common Stock contained in the Registrant's registration statement on Form 8-A, filed under
          Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     (4) All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities that remain unsold.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Certificate of Incorporation provides for indemnification of directors to the full extent permitted by Delaware law and, to the extent permitted by such law, eliminates or limits the personal liability of directors to the Registrant and its stockholders for monetary damages for certain breaches of fiduciary duty and the duty of care. Such indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification for liabilities under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Pursuant to its Certificate of Incorporation, the Registrant may indemnify its officers, employees, agents and other persons to the fullest extent permitted by Delaware law. The Registrant's Bylaws obligate the Registrant, under certain circumstances, to advance expenses to its directors and officers in defending an action, suit or proceeding for which indemnification may be sought.

<PAG>
     The Registrant's Bylaws also provide that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or who, while a director, officer, employee or agent, is or was serving as a director, officer, trustee, general partner, employee or agent of one of the Registrant's subsidiaries or, at the request of the Registrant, of any other organization, against any liability asserted against such person or incurred by such person in any such capacity, whether the Registrant would have the power to indemnify such person against such liability under Delaware law. The Registrant maintains such insurance on behalf of all of its directors and executive officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

          The exhibits included as part of this Registration Statement are as follows:

Exhibit Number                Description
--------------                -----------

4                             Industrial Distribution Group, Inc.
                              Management Incentive Program (filed as
                              Exhibit 10.14 of the Company's Annual
                              Report on Form 10-K (File No. 001-13195) on March 31, 1999 is hereby incorporated by reference)

5                             Opinion and Consent of Kilpatrick
                              Stockton LLP, counsel to the Registrant

23                            Consent of Arthur Andersen LLP

24                            Power of Attorney (included in the
                              Signature Page of this Registration
                              Statement)

ITEM 9.   UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 6th day of May, 1999.

                         INDUSTRIAL DISTRIBUTION GROUP, INC.

                         By: /s/ Richard M. Seigel
                              Richard M. Seigel
                              Chairman of the Board and Acting Chief
                              Executive Officer


                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Seigel and Jack P. Healey as attorneys-in-fact, having the power of substitution, for them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 6, 1999.


/s/ Richard M. Seigel            Chairman of the Board and Acting
      Richard M. Seigel          Chief Executive Officer and
                                 President (Principal Executive
                                 Officer)

/s/ Jack P. Healey               Senior Vice President, Chief
      Jack P. Healey             Financial Officer and Secretary
                                 (Principal Financial and
                                 Accounting Officer)

/s/ David K. Barth               Director
      David K. Barth

/s/ William J. Burkland          Director
      William J. Burkland

/s/ William R. Fenoglio          Director
      William R. Fenoglio

/s/ William T. Parr              Director
      William T. Parr

/s/ George L. Sachs, Jr.         Director
      George L. Sachs, Jr.

/s/ Andrew B. Shearer            Director
      Andrew B. Shearer

/s/ Douglass C. Smith            Director
      Douglass C. Smith


                             EXHIBIT INDEX
                                  TO
                  REGISTRATION STATEMENT ON FORM S-8



Exhibit Number                Description
--------------                -----------

4                             Industrial Distribution Group, Inc.
                              Management Incentive Program (filed as
                              Exhibit 10.14 of the Company's Annual
                              Report on Form 10-K (File No. 001-13195) on March 31, 1999 is hereby incorporated by reference)

5                             Opinion and Consent of Kilpatrick
                              Stockton LLP, counsel to the Registrant

23                            Consent of Arthur Andersen LLP

24                            Power of Attorney (included in the
                              Signature Page of this Registration
                              Statement)